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                                                                    Exhibit 23.1



                              KYLE L. TINGLE, CPA







To Whom It May Concern:                                             May 22, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of May 22, 2002 accompanying the audited financial statements of Domain Registration, Corp., as of March 31, 2002 and December 31, 2001, in the Form 10QSB with the U.S Securities and Exchange Commission.

Very truly yours,




Kyle L. Tingle, CPA, LLC











P.O Box 50141, Henderson, Nevada 89016, Phone:  (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.